FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES OPERATIONS UPDATE AND ACCELERATION OF DRILLING AND DEVELOPMENT ACTIVITIES

San Antonio, Texas (July 21, 2014) – EnerJex Resources, Inc. (NYSE MKT: ENRJ) (“EnerJex” or the “Company”), an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States, announced today an update on its operations and the acceleration of its drilling and development activities in Colorado and Kansas.

Niobrara Project

EnerJex recently tested a second confirmation well in its Niobrara Project located on a separate subsurface structure approximately one mile away from the well that it reported test results from several months ago. Test results from the second well were consistent with the first well and achieved an initial production rate of more than 600 thousand cubic feet of natural gas (Mcf) per day on an 14/64” choke from the Niobrara formation at a depth of approximately 2,900 feet.

As previously announced, the Company has filed 17 drilling permits in Sedgwick County, Colorado, where it has identified dozens of high-ranked drilling locations based on 3D seismic analysis. EnerJex has completed its assessment of the costs and timing associated with this development, including drilling and completion operations, pipeline construction, and the upgrade of an existing tap which the Company previously acquired that connects to the Trailblazer pipeline. EnerJex is aggressively moving forward with its development plans in this new area of the project, where management expects to drill 17 wells during the fourth quarter and initiate production by year-end.

Management believes this area is particularly attractive for development based on the Niobrara formation's greater depth and higher reservoir pressure as compared to the Company's existing area of production. Drilling and completion costs for new wells in this project are expected to be approximately $225,000 with finding and development costs of less than $1.00 per net Mcf. As a result, management expects this project to generate an attractive return on investment in the current natural gas price environment. Direct access to the Cheyenne Hub market significantly improves the economics of this play, along with the attractive terms of the EnerJex’s leases which have a high net revenue interest of approximately 87.5%.

The Company’s Niobrara Project consists of more than 55,000 acres which have been high-graded from an original position of 330,000 acres based on the analysis of 114 miles of 2D and 165 square miles (105,000 acres) of 3D seismic data. The Company has identified more than 150 high-ranked Niobrara drilling locations on its acreage based on 3D seismic analysis, which has historically yielded success rates of approximately 90% in this play. EnerJex's acreage is also well situated in immediate proximity to the 1,679-mile Rocky Mountain Express pipeline and the 436-mile Trailblazer pipeline.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

Adena Field Project

EnerJex recently reactivated and initiated oil production from 4 new J-Sand wells in its Adena Field Project located in Morgan County, Colorado, at a depth of approximately 5,500 feet. In addition, the Company reactivated 2 secondary recovery water injection wells and is in the process of completing an additional D-Sand oil well. Management expects production from these new wells to be consistent with previous results, and EnerJex plans to continue aggressively reactivating and recompleting oil wells in Adena Field throughout 2014.

According to the Colorado Oil and Gas Conservation Commission, Adena is the third largest oil field ever discovered in Colorado behind Rangely and Wattenberg, having produced 75 million barrels of oil and 125 billion cubic feet of natural gas. Nearly all of the producing wells in Adena Field were temporarily abandoned or shut-in during the secondary recovery phase in the mid-1980s when oil prices collapsed, and only a small number of wells have been produced since that time. Approximately 120 wells are currently shut-in or temporarily abandoned on EnerJex’s acreage, of which the Company has initially identified approximately 75 wells to be reactivated in the J-Sand formation or recompleted in the D-Sand formation. The Company owns leases covering approximately 19,000 acres in this project which encompass the majority of Adena Field.

Mississippian Project

EnerJex has deployed a rig and begun drilling new wells in its Mississippian Project located in Woodson County, Kansas. The Company intends to aggressively develop this project where it has identified hundreds of vertical drilling locations that are prospective for oil production from the Mississippian formation at a depth of approximately 1,700 feet. EnerJex has historically experienced a drilling success rate of greater than 95% in this project, which is characterized by long-lived oil production with low decline rates.

Cherokee Project

The Company has deployed a rig and begun drilling new wells in its Cherokee Project located in Franklin and Miami Counties, Kansas. EnerJex’s near term drilling plans include development wells on its producing properties and exploration wells on its undeveloped acreage in this project, which produces oil from the Cherokee formation at a depth of approximately 650 feet.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “EnerJex is aggressively developing its vast portfolio of drilling opportunities across multiple projects, and I expect this accelerated drilling program to drive significant growth in production, cash flow, and reserve value. In addition, management continues to evaluate numerous potential strategic opportunities to create and unlock value for stockholders on a per-share basis.”

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

About EnerJex Resources

EnerJex Resources, Inc. is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States. The Company owns oil and gas leases covering nearly 100,000 net acres in multiple prolific hydrocarbon basins located in four states including Colorado, Kansas, Nebraska, and Texas.

EnerJex's operations are focused in five distinct projects where the company produces oil and natural gas from reservoirs that are characterized by long lived reserves with low production decline rates. Within these projects, the Company has identified more than 500 low-risk drilling locations. Through its large acreage footprint in the Denver-Julesburg ("DJ") Basin, EnerJex also has significant exposure to emerging oil resource plays that are being pursued by competitors on trend with the Company's properties. EnerJex's headquarters are located in San Antonio, Texas, and additional information is available on its website at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the potential listing on the NYSE MKT and offering of preferred stock, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K and the registrations statement for the offering of the preferred stock filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact:

EnerJex Resources, Inc.

Robert G. Watson, Jr., CEO

(210) 451-5545

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM